EXHIBIT 10.7
AMENDMENT TO THE AMENDED AND RESTATED MEDIANEWS GROUP, INC.
SHAREHOLDERS’ AGREEMENT
     AMENDMENT, dated as of June 30, 2005 (this “Amendment”), to the Amended and Restated MediaNews Group, Inc. Shareholders’ Agreement, effective as of January 31, 2000 and amended and restated as of March 16, 2004 (as amended by this Amendment and as otherwise amended, supplemented or modified from time to time, the “Agreement”), by and among The Singleton Family Voting Trust for MediaNews Group, Inc. (the “Singleton Family Voting Trust”), by Howell E. Begle Jr., Trustee, The Singleton Family Irrevocable Trust by Howell E. Begle, Jr. and Patricia Robinson, Trustees, The Singleton Family Revocable Trust by William Dean Singleton and Howell E. Begle, Jr., Trustees (the Singleton Family Voting Trust, the Singleton Family Irrevocable Trust and the Singleton Family Revocable Trust being sometimes collectively referred to herein as the “Singleton Shareholders”), The Scudder Family Voting Trust for MediaNews Group, Inc. (the “Scudder Family Voting Trust”) by Jean L. Scudder, Trustee, The Jean L. Scudder Irrevocable Trust by Jean L. Scudder, Trustee (the “Jean L. Scudder Irrevocable Trust”), the Scudder Family 1987 Trust by Jean L. Scudder, Trustee (the “Scudder Family 1987 Trust”), Charles Scudder individually, Jean L. Scudder individually, Carolyn Miller, individually, and as Trustee under The Jennifer Miller Irrevocable Trust and The Katherine Miller Irrevocable Trust, and Elizabeth H. Difani, individually, and as Trustee under The Miguel Difani Irrevocable Trust, as Trustee under The Chipeta Difani Irrevocable Trust, and The Katya Difani Irrevocable Trust (the Scudder Family Voting Trust, the Jean L. Scudder Irrevocable Trust, the Scudder Family 1987 Trust, Charles Scudder individually, Jean Scudder individually, Carolyn Miller, individually, and as Trustee for The Jennifer Miller Irrevocable Trust and The Katherine Miller Irrevocable Trust, and Elizabeth H. Difani, individually, and as Trustee for The Miguel Difani Irrevocable Trust, as Trustee for The Chipeta Difani Irrevocable Trust, and The Katya Difani Irrevocable Trust, being sometimes collectively referred to herein as the “Scudder Shareholders”), Joseph J. Lodovic, IV and MediaNews Group, Inc., a Delaware corporation (“MNG” or the “Company”).
W I T N E S S E T H:
          WHEREAS, the parties entered into the Agreement effective as of January 31, 2000 and amended and restated as of March 16, 2004; and
          WHEREAS, the parties have agreed to amend certain provisions of the Agreement as set forth in this Amendment;
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
     2. Amendment to Second Paragraph. The second paragraph of the Agreement is hereby amended by deleting such paragraph in its entirety and replacing it with the following:
     “WHEREAS, the current equitable ownership of the Class A Common Stock, par value $0.001 per share, (the “Class A Common Stock”) of MNG is as follows:

The Singleton Family Revocable Trust	254,858.9900	Shares of Class A Common Stock

The Singleton Family Irrevocable Trust	786,426.5100	Shares of Class A Common Stock

Joseph J. Lodovic, IV	58,199.0000	Shares of Class A Common Stock

Jean L. Scudder, Individually	185,817.3750	Shares of Class A Common Stock

Charles Scudder, Individually	260,321.3750	Shares of Class A Common Stock

Jean L. Scudder, as Trustee for Kurt Miller and Gabriel Difani under The Scudder Family 1987 Trust	123,743.7450	Shares of Class A Common Stock

Jean L. Scudder, as Trustee for Benjamin Fulmer and Nina Fulmer under The Jean L. Scudder Irrevocable Trust	74,504.0000	Shares of Class A Common Stock

Elizabeth H. Difani, Individually	86,773.7917	Shares of Class A Common Stock

Elizabeth H. Difani, as Trustee for Chipeta Difani Irrevocable Trust, The Katya Difani Irrevocable Trust and The Miguel Difani Irrevocable Trust	132,299.6658	Shares of Class A Common Stock

Carolyn Miller, Individually	59,275.1825	Shares of Class A Common Stock

Carolyn Miller, as Trustee for the Jennifer Miller Irrevocable Trust and the Katherine Miller Irrevocable Trust	118,550.3650	Shares of Class A Common Stock
     Each such shareholder and each transferee of such shareholder pursuant to Section 3.01 that executes a written acknowledgement that such shareholder is bound hereby is, so long as they continue to hold such shares, referred to herein as a “Shareholder.””
     3. Amendment to Section 3.01. The fourth line of Section 3.01 of the Agreement is hereby amended by deleting the phrase “of the Singleton Shareholders or Scudder Shareholders” and replacing it with the following phrase:
     “Shareholder”
     4. Amendment to Section 7.02. Section 7.02 of the Agreement is hereby amended (which Section, as amended, shall be deemed to apply to actions taken at the Company’s June 29, 2005 Board meeting) by deleting such section in its entirety and replacing it with the following:
“7.02 Negative Covenants. MNG covenants that it shall not do, take or permit any of the following actions, unless the same shall have first been approved by all directors then serving on MNG’s Board of Directors (or on any committee of the Board of Directors appointed to consider such action with the approval of all directors then serving on MNG’s Board of Directors), excluding any director that has recused him or herself from voting on the particular action, or by unanimous approval of the full Executive Committee of MNG’s Board of Directors as appointed by all directors then serving on MNG’s Board of Directors, or by the holders of not less than 75% of the shares of Class A Common Stock then outstanding, and each of the parties to this Agreement covenant that they shall cause MNG to refrain from such actions, unless they have been approved in the manner provided above:
(a)	Declare and pay any dividends on its common stock;

(b)	Purchase or redeem any of its capital stock (other than pursuant to MNG’s Career RSU Plan or agreements approved by all directors then serving on MNG’s Board of Directors (or on any committee of the Board of Directors appointed to consider such action with the approval of all directors then serving on MNG’s Board of Directors), excluding any director that has recused him or herself from voting on the particular action);

(c)	Adopt annual capital or annual operating budgets;

(d)	Except as otherwise provided in the Certificate of Incorporation, acquire any subsidiary, or liquidate or dissolve itself, or merge or consolidate, or cause or permit any subsidiary to be merged or consolidated, with any corporation (other than another subsidiary of MNG), or enter into any transaction under which any class of its stock would be acquired or the stock of any subsidiary would be sold, or sell, lease, encumber, convey, transfer or otherwise dispose of all or any substantial part of its assets or those of any subsidiary(other than to another subsidiary of MNG), or amend its Certificate of Incorporation or Bylaws, or permit any subsidiary to issue capital stock to any person other than MNG (or its subsidiaries) or elect any directors of any subsidiary;

(e)	Issue equity securities of MNG, or securities of a class convertible into equity securities of MNG, or incur obligations of MNG to issue additional equity securities;

(f)	Increase the aggregate borrowing capacity of MNG and its subsidiaries by more than $10 million in any fiscal year under its bank credit facilities;

(g)	Enter into or acquiesce in any agreement which limits or restricts the rights of MNG or any of the parties to this Agreement to comply with the provisions of this Agreement; or

(h)	Replace or discharge the chief executive officer of MNG.”
     5. Amendment to Section 8.06. Section 8.06 of the Agreement is hereby amended by inserting the following after the first sentence of Section 8.06:
“Notwithstanding the foregoing, a waiver of rights of all or certain Shareholders hereunder shall be effective if executed by such Shareholders holding at least 75% of shares held by all such Shareholders.”
     6. Amendment to Section 8.07. Section 8.07 of the Agreement is hereby amended by deleting the phrase “all of the parties hereto” and replacing it with the following phrase:
“Shareholders holding 75% of all shares held by Shareholders.”
     7. Approval of MNG Career RSU Plan. The shareholders of MNG party hereby authorize (i) the amendment of MNG’s Certificate of Incorporation to authorize up to 150,000 shares of Class B Common Stock having such rights and preferences as may be approved by the Board of Directors, (ii) the adoption by MNG or a Career RSU Plan having such terms and conditions as the Board of Directors shall approve and (iii) the issuance of RSUs under the MNG Career RSU Plan providing for the issuance of up to 150,000 shares of Class B Common Stock.
     8. Continuing Effect; No Other Amendments. Except as expressly set forth in this Amendment, all of the terms and provisions of the Agreement are and shall remain in full force and effect and are hereby ratified by the parties, and the parties shall continue to be bound by all of such terms and provisions. The amendments provided for herein are limited to the specific provisions of the Agreement specified herein and shall not constitute an amendment of any other provisions of the Agreement.
     9. Effect of Amendment. On the date first written above, the Agreement shall be amended as provided herein.
     10. Governing Law. This Amendment shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to the conflict of laws provisions thereof.
     11. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile signatures, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.
          IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date and year first shown above.

MEDIANEWS GROUP, INC.

By:	/s/ W. Dean Singleton

W. Dean Singleton, Vice Chairman,
Chief Executive Officer and President

THE SINGLETON FAMILY VOTING TRUST FOR MEDIANEWS GROUP, INC.

By:	/s/ Howell E. Begle, Jr.

Howell E. Begle, Jr., Trustee

THE SINGLETON FAMILY IRREVOCABLE TRUST

By:	/s/ Howell E. Begle, Jr.

Howell E. Begle, Jr., Trustee

By:	/s/ Patricia Robinson

Patricia Robinson, Trustee

THE SINGLETON FAMILY REVOCABLE TRUST

By:	/s/ William Dean Singleton

William Dean Singleton, Trustee

By:	/s/ Howell E. Begle, Jr.

Howell E. Begle, Jr., Trustee

/s/ Joseph J. Lodovic, IV

Joseph J. Lodovic, IV, Individually

THE SCUDDER FAMILY VOTING TRUST FOR MEDIANEWS GROUP, INC.

By:	/s/ Jean L. Scudder

Jean L. Scudder, Trustee

THE JEAN L. SCUDDER IRREVOCABLE TRUST

By:	/s/ Jean L. Scudder

Jean L. Scudder, Trustee

THE SCUDDER FAMILY 1987 TRUST

By:	/s/ Jean L. Scudder

Jean L. Scudder, Trustee

/s/ Jean L. Scudder

Jean L. Scudder, Individually

/s/ Charles Scudder

Charles Scudder, Individually

/s/ Carolyn Miller

Carolyn Miller, Individually

THE JENNIFER MILLER IRREVOCABLE TRUST

By:	/s/ Carolyn Miller

Carolyn Miller, Trustee

THE KATHERINE MILLER IRREVOCABLE TRUST

By:	/s/ Carolyn Miller

Carolyn Miller, Trustee

THE MIGUEL DIFANI IRREVOCABLE TRUST

By:	/s/ Elizabeth H. Difani

Elizabeth H. Difani, Trustee

THE CHIPETA DIFANI IRREVOCABLE TRUST

By:	/s/ Elizabeth H. Difani

Elizabeth H. Difani, Trustee

THE KATYA DIFANI IRREVOCABLE TRUST

By:	/s/ Elizabeth H. Difani

Elizabeth H. Difani, Trustee

/s/ Elizabeth H. Difani

Elizabeth H. Difani, Individually